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                                                                   EXHIBIT 10.49

                  FOURTH AMENDMENT TO OFFICE / WAREHOUSE LEASE


This FOURTH AMENDMENT TO OFFICE / WAREHOUSE LEASE is made effective as of the __ of June, 2004, by and between Cambridge Apartments, Inc., a Minnesota corporation ("Lessor"), and Navarre Corporation, a Minnesota corporation ("Lessee").

          WHEREAS, Lessor and Lessee entered into a certain Office/Warehouse Lease dated April 1, 1998, as subsequently amended by that certain First Amendment to Lease dated April 1, 1998, as subsequently amended by that certain Second Amendment to Office/Warehouse Lease dated effective as of July 14, 2003, as subsequently amended by that certain Third Amendment to Office/Warehouse Lease effective as of February 23, 2003, as subsequently amended by that certain Addendum, extending the term of the lease to June 30, 2019, effective May 27, 2004 (collectively, the "Lease") pursuant to which Lessor leased to Lessee certain premises located in the City of New Hope (the "City"), County of Hennepin, State of Minnesota consisting of approximately 86,430 square feet of office and warehouse space, commonly described as the Navarre Building, and located at 7400 49th Avenue North, New Hope, Minnesota (the "Demised Premises"); and

          WHEREAS, Lessee has requested, and Lessor has consented, to Lessee's undertaking the Improvements to the Premises including a) replacing all carpet on 1st and 2nd floors of the Office portion of the Premises, b) removing the SE entry vestibule, including the exterior doors and replacing same with curtain wall similar to the SW corner of the building, and c) converting a portion of the lunchroom into office space as set forth and described in the attached Exhibit A and described as "Existing Lunch Room: Option 4", attached hereto and made a part of this Fourth Amendment on the terms and subject the conditions hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. Improvements to the Premises.

          a. New Carpet. Replacement of carpet on the 1st and 2nd floors of the Office portion of the Premises, with carpet of a quality equal to the existing carpet. The carpet is the same as in the adjacent 7600 building.

          b. Removal of SE Entry. Removal of the SE Entry to include removal of the interior vestibule, removal of exterior doors and in-filling same with curtain wall similar to the SW corner of the building. Stone flooring will remain, but will be covered with carpet. Removal of soffit above entry vestibule and configuration of ceiling, HVAC distribution and lighting locations. See attached Exhibit A labeled "Floor Plan of SE Entry".

          c. Conversion of Lunch Room. Conversion of the lunch room to vending and office space by constructing a demising wall as shown on the attached plan labeled Lunchroom conversion. The conversion will also include the reconfiguration of the ceiling, HVAC distribution and lighting, removing built in cabinetry, installing new carpet, wall finishes and electrical outlets. See attached Exhibit B labeled "Plan of Lunchroom"

     2. Construction. Navarre agrees to construct the Improvements to the Premises at its sole cost and expense in accordance with all laws, ordinances, governmental regulations and insurance requirements affecting the Demised Premises.


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     3. Escrow for the Removal of SE Entry. Lessee agrees that as consideration for Lessor permitting the Removal of SE Entry, Lessee shall be obligated to restore the SE Entry including, remove the exterior curtain wall and replace the interior vestibule, stone flooring an reconfigure the ceiling, HVAC and lighting to the original configuration within thirty days after the earlier termination or expiration of the Lease. Contemporaneously with the execution of this FOURTH AMENDMENT TO OFFICE / WAREHOUSE LEASE Lessee shall deposit with Lessor the sum of $15,000 ("Removal of SE Entry Security Deposit"), receipt of which is hereby acknowledged by Lessor, to be held by Lessor for the faithful payment and performance by Lessee of its obligation to restore the SE Entry required by this Paragraph 3 Lessor shall credit simple interest ( no compounding) on the Removal of SE Entry Security Deposit each year in an amount equal to the federal prime rate of interest then in effect as of January 1st each year and shall provide Lessee with a copy of the interest accrued and credited annually by February 15th of each year showing the interest accrued for the prior year (e.g., for interest earnings for 2004 on the initial $15,000 deposit Lessor shall take the prime rate of interest in effect as of January 1, 2004 and that interest rate shall be applied for the $15,000 and credited as interest for the period between the date of this Approval and December 31, 2004 and a copy of the interest earned shall be sent to Lessee by February 15, 2005). Lessor may co-mingle such deposit with Lessor's own funds. In the event that Lessee fails to restore the SE Entry and repair the Demised Premises to the condition as existed prior to the removal of the SE Entry, normal wear, tear and casualty excepted, then Lessor shall be entitled, at its option, to use the Removal of SE Entry Security Deposit to complete the restoration of the SE Entry and repair of the Demised Premises. The security deposits under the Second and Third Amendments to the lease can be used to complete the restoration of the SE Entry, if needed. Any funds remaining of the Removal of SE Entry Security Deposit, plus interest accrued thereon after the restoration and repair is completed shall belong to Lessee. If Lessor incurs costs due to Lessee' failure to perform that are in excess of the Removal of SE Entry Security Deposit then Lessee shall be obligated to reimburse Lessor for the same within ten (10) days of receipt of a written invoice reflecting and substantiating the costs. As long as Lessee performs the restoration and repairs then Lessor shall return the Removal of SE Entry Security Deposit and all interest accrued thereon shall be released to Lessee when the Lease is terminated or has otherwise expired by its terms.

     4. Reimbursement. The reimbursement of Lessor's fees and expenses provided for in Exhibit B of the Second Amendment to Office/Warehouse Lease shall apply to this amendment and all previous amendments to the lease.


     5. Continuation. Except as otherwise expressly stated herein, the terms and provisions of the Lease shall remain in full force and effect.


          IN WITNESS WHEREOF, Lessor and Lessee have caused this FOURTH AMENDMENT TO OFFICE / WAREHOUSE LEASE to be executed and delivered effective as of the date first above written.

                                           LESSOR:
                                           CAMBRIDGE APARTMENTS, INC.


                                          By:
                                              --------------------------------
                                             Its:
                                                  ----------------------------


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                                           LESSEE:
                                           NAVARRE CORPORATION

                                          By:
                                              --------------------------------
                                             Its:
                                                  ----------------------------


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                                    EXHIBIT A
                             FLOOR PLAN OF SE ENTRY


                                    (GRAPHIC)

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                                    EXHIBIT B
                                PLAN OF LUNCHROOM


                                    (GRAPHIC)


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